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          Page No. 17
          Waverly, Inc.
                                   EXHIBIT 11
                                   ----------

          Computation of Earnings Per Share
          (in thousands of dollars - except per share amounts)
          -----------------------------------------------------------------------------------------
                                                  Three Months Ended             Nine Months Ended
                                                    September 30,                   September 30,
                                                    1996      1995                1996      1995
          -----------------------------------------------------------------------------------------
          Net Earnings:                           $1,155      $595              $3,575    $3,651

          Primary earnings                        $1,155      $595              $3,575    $3,651
          -----------------------------------------------------------------------------------------
          Fully diluted earnings                  $1,155      $595              $3,575    $3,651
          -----------------------------------------------------------------------------------------
          Weighted average shares outstanding      8,909     8,862               8,896     8,838

          Dilutive common stock equivalents for
            primary earnings per share               453       385                 435       370
          -----------------------------------------------------------------------------------------
          Weighted average shares and common
            equivalent shares outstanding
            for primary earnings per share         9,362     9,247               9,331     9,208

          Additional equivalent shares
            assuming full dilution                    68        12                  86        26
          -----------------------------------------------------------------------------------------
          Weighted average shares and common
            equivalent shares for fully
            diluted earnings per share             9,430     9,259               9,417     9,234
          -----------------------------------------------------------------------------------------
          Earnings per share

            Primary                                $0.12     $0.06               $0.38     $0.40
          =========================================================================================
            Fully diluted (1)                      $0.12     $0.06               $0.38     $0.40
          =========================================================================================

          (1)  Not presented on the Condensed Consolidated Statements of Income because fully diluted earnings per share had a differential less than
               3% of primary earnings per share.
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